RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series: Neuberger Berman Advisers Management
				  Trust

2.	Name of Issuer:				Edison Mission Energy

3.	Date of Purchase:			5/1/2007

4.	Underwriter from whom purchased:	Citigroup

5.	Affiliated Underwriter managing or participating in
	underwriting syndicate: 	Lehman

6.	Is a list of the underwriting syndicates members attached?
	Yes   X   	No   __

7.	Aggregate principal amount of purchase by all investment
	companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase:
	40,000,000

8.	Aggregate principal amount of offering:		700,000,000

9.	Purchase price (net of fees and expenses): 		100

10.	Date offering commenced: 			   5/1/2007

11.	Offering price at close of first day on which any sales
	were made:	100

12.	Commission, spread or profit: ___0.75___%	$_____/share


13.	Have the following conditions been satisfied?       Yes      No
	a. The securities are:

	part of an issue registered under the Securities
	Act of 1933 which is being offered to the public;

	part of an issue of Government Securities;

	Eligible Municipal Securities;

	sold in an Eligible Foreign Offering; or

	sold in an Eligible Rule 144A offering?              X


(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)

	b.(1)The securities were purchased prior to the
	end of the first day on which any sales were made,
	at a price that is not more than the price paid by
	each other purchaser of securities in that offering
	or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law
	to be granted to existing security holders of the
	issuer); OR					      X

	(2)If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

	c.The underwriting was a firm commitment
	underwriting?                                         X

	d.The commission, spread or profit was reasonable
	and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with
	comparable recent offerings)?                         X

	e.The issuer of the securities, except for Eligible
	Municipal Securities, and its predecessors have been in continuous operation for not less than three years.X

	f.(1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR

	f.(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

	(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule
	144A(a)(1), plus                                       X

	(ii) The principal amount of the offering of such
	class in any concurrent pubic offering?                X

	g. (1) No affiliated underwriter of the Fund was a
	direct or indirect participant in or beneficiary of
	the sale; OR                                           X

	(2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

	h.Information has or will be timely supplied to the
	appropriate officer of the Fund for inclusion on SEC
	Form NSAR and quarterly reports to the Board?         X



Approved:		Date:



RULE 10f3 COMPARABLES FORM


Name of Issue Purchased by Fund:
Edison Mission Energy EIX 7.625% 5/15/27 CUSIP 281023AY7


			Comparison # 1           Comparison # 2

Security Name
(include cusip)		Pioneer Nat ResourceS	 NRG 7.375% 1/15/2017
			6.65% 3/15/2017,	 Cusip 629377AX0
 			CUSIP 723787AG2		 B1/B


Yield to Maturity	6.67% at 99.689,	 7.375% at 100


Type of Offering
(e.g., registered,
144A)			144A with reg rights	 Registered


Date offering
commenced		3/7/07			 11/8/2006

Offering Price at
Issue			99.689			 100


Was an affiliate
managing or a member
of the syndicate?
(this is not required
and it is preferable
that the comparable not
include an affiliate).	No			 No

Spread ($) or (%)	0.65%			 1.50%
Note: Minimum of two comparisons must be completed for each purchase.